Exhibit 23.1

                          INDEPENDENT AUDITOR'S CONSENT


      We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 filed on or about March 1, 2004, of our report, dated January 24, 2003, appearing in the Annual Report on Form 10-K of Pacific Financial Corporation for the year ended December 31, 2002.


/s/ MCGLADREY & PULLEN, LLP

Tacoma, Washington
February 24, 2004